UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2015, The Wendy’s Company (the “Company”) announced that President and Chief Executive Officer Emil Brolick plans to retire from management duties with the Company in May, 2016. Mr. Brolick is expected to be succeeded by current Executive Vice President, Chief Financial Officer and International Todd Penegor. The transition of the President and Chief Executive Officer duties is anticipated to begin in the first quarter of 2016. Mr. Brolick is expected to continue to serve on the Board of Directors upon his retirement to ensure continuity of leadership and strategic focus for the Company. The Company is currently conducting an external search for a Chief Financial Officer to succeed Mr. Penegor.

Mr. Brolick has served in his role since September 2011, and previously spent 12 years with the Company from 1988 to 2000 in various leadership roles.

Mr. Penegor, age 50, joined the Company in June 2013 and has served as Executive Vice President, Chief Financial Officer and International of the Company since December 2014. Mr. Penegor previously served as Senior Vice President and Chief Financial Officer of the Company from September 2013 to December 2014. Prior to joining the Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013, where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to June 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009, and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Prior to joining Kellogg Company, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury.

There were no arrangements or understandings between Mr. Penegor and any other persons pursuant to which Mr. Penegor will be named President and Chief Executive Officer. Neither Mr. Penegor nor any member of his immediate family has had (or proposes to have) a direct or indirect interest in any transaction in which the Company or any of its subsidiaries was (or is proposed to be) a participant that would be required to be disclosed under Item 404(a) of Regulation S-K. The Company has not entered into new or amended compensatory plans, contracts or arrangements with, or made any grant or award or modification thereto to, either Mr. Brolick or Mr. Penegor as of the date hereof. However, the Company may enter into new or amended contracts with, or make a grant or award to, those individuals, as well as the new Chief Financial Officer, at a later date.

A copy of the press release announcing the events described in this Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on October 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: October 5, 2015	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on October 5, 2015.